EXHIBIT 10.2
FIRST AMENDMENT TO CHESAPEAKE UTILITIES CORPORATION
CASH BONUS INCENTIVE PLAN
Background Information
A.The Chesapeake Utilities Corporation Cash Bonus Incentive Plan (the "Plan") was adopted by Chesapeake Utilities Corporation (the "Company") effective as of January 1, 2015 to further the long-term growth and earnings of the Company by providing incentives and rewards to those executive officers and other key employees of the Company and its affiliates, encourage those employees to remain as employees of the Company and its affiliates, and assist the Company and its affiliates in recruiting able management personnel.
B.The Company desires to amend the Plan to change the name of the Plan and provide that Awards under the Plan may be distributed in the form of cash or as an award of equivalent value under the Chesapeake Utilities Corporation 2023 Stock and Incentive Compensation Plan, or a successor plan thereto.
Amendment
The Company hereby amends the Plan as set forth below, effective as of December 15, 2025:
1.Section 1.01 of the Plan, "Purposes of the Plan," is hereby amended to read as follows:
The purposes of the Chesapeake Utilities Corporation Short-Term Incentive Compensation Plan (the "Plan") are (a) to further the long-term growth and earnings of Chesapeake Utilities Corporation (the "Company") by providing incentives and rewards to those executive officers and other key employees of the Company and its Related Companies who are in positions in which they can contribute significantly to the achievement of that growth; (b) to encourage those employees to remain as employees of the Company and its Related Companies; and (c) to assist the Company and its Related Companies in recruiting able management personnel. To accomplish these objectives, the Plan authorizes the grant of Awards, as further described herein.
2.Section 2.0l(r) of the    Plan, "Plan," is hereby amended to read as follows:
"Plan" means the Chesapeake Utilities Corporation Short-Term Incentive Compensation Plan, as set forth herein and as amended from time to time.
3.Section 3.01 of the    Plan, "The Committee," is hereby amended by revising the second sentence of the Section to read as follows:
The Committee shall periodically determine, in its sole discretion, the individuals who shall participate in the Plan and the amounts and other terms and conditions of Awards to be granted to such individuals under the Plan, including the form in which Awards shall be distributed under Sections 5.06 or 6.02.

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EXHIBIT 10.2
4.Section 5.06, "Payment of Performance Bonus Awards," is hereby amended to read as follows:
Each Participant's Final Bonus, as determined by the Committee, shall be paid in whole or in part (a) in cash, in one lump sum, subject to applicable tax and other authorized withholdings, or (b) in the form of an award under the Chesapeake Utilities Corporation 2023 Stock and Incentive Compensation Plan or a successor plan thereto (the "Equity Plan"). Distributions under the Plan shall be paid by no later than the last business day occurring on or before the 15th day of the third month after the end of each Performance Period. If payment is delayed due to an unforeseeable event or other administrative delays, payment shall in no event be made later than the 15th day of the third month after the end of the taxable year of the Participant in which the Final Bonus was earned. Other withholdings may include, but not be limited to, amounts previously elected to be deferred to a tax-qualified or non-qualified retirement or deferred compensation plan.
5.Section 6.02, "Payment of Cash Bonus Awards," is hereby amended to read as follows:
After the Company's financial results for a fiscal year become available, the Committee may, but shall not be required to, grant Cash Bonus Awards to one or more Participants, including but not limited to a Participant as to whom Performance Bonus Awards have been designated pursuant to Section 5 of the Plan. A Cash Bonus Award as determined by the Committee shall be paid in whole or in part (a) in cash, in one lump sum, subject to applicable tax and other authorized withholdings, or (b) in the form of an award under the Equity Plan. Distributions under the Plan shall be paid by no later than the last business day occurring on or before the 15th day of the third month after the end of the Performance Period for which the Cash Bonus Award was granted. If payment is delayed due to an unforeseeable event or other administrative delays, payment shall in no event be made later than the 15th day of the third month after the end of the taxable year of the Participant in which the Cash Bonus Awards was earned. Other withholdings may include, but not be limited to, amounts previously elected to be deferred to a tax-qualified or non-qualified retirement or deferred compensation plan.
6. A new Section 7.03, "Equity Plan Distributions," is hereby added to the Plan to read as follows:
If an Award under the Plan is distributed in the form of an award under the Equity Plan, such distribution shall satisfy all of the Company's duties and obligations under the Plan with respect to the associated Award and, thereafter, the terms of such an award shall be governed exclusively by the terms of the Equity Plan and any award agreements issued thereunder.

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EXHIBIT 10.2
Signature Page Follows
CHESAPEAKE UTILITIES CORPORATION
By:
Its:    Executive VP and CFO
Date: 02/09/2026

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